As filed with the Securities and Exchange Commission on February 14, 1997
                           Registration No.

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                            ______________

                               FORM S-8
                        REGISTRATION STATEMENT
                                Under
                      THE SECURITIES ACT OF 1933

                   UNITED TECHNOLOGIES CORPORATION
          (Exact name of issuer as specified in its charter)

 Delaware                           06-0570975
 (State or other jurisdiction of    (I.R.S. Employer
 incorporation or organization)     Identification No.)

          One Financial Plaza, Hartford, Connecticut   06101
     (Address of principal executive offices, including Zip Code)

                   UNITED TECHNOLOGIES CORPORATION
                      EMPLOYEE STOCK OPTION PLAN
                       (Full title of the Plan)

                      WILLIAM H. TRACHSEL, Esq.
                              Secretary
                         One Financial Plaza
                     Hartford, Connecticut  06101
                            (860) 728-7000
      (Name, address and telephone number of agent for service)

                   CALCULATION OF REGISTRATION FEE

                                   Proposed   Proposed
Title of Securities Amount to be   Maximum    Maximum        Amount of
to be Registered    Registered     Offering   Aggregate      Registration
                                   Price (1)  Offering       Fee
                                              Price

Common Stock,       4,000,000
par value $5.00     shares (2)     $70.875    $283,500,000   $85,909.09
per share

(1) Estimated solely for the purpose of calculating the registration fee, based, in accordance with Rule 457(h), on the average of the high and low prices reported on the New York Stock Exchange, Inc. on February 7, 1997.

(2) Pursuant to Rule 416 the number of shares registered hereunder includes such additional number of shares of Common Stock and Rights as are required to prevent dilution resulting from stock splits, stock dividends or similar transactions affecting the Common Stock of the Registrant.

PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are hereby incorporated by reference:

     (1) the Annual Report on Form 10-K of United Technologies Corporation (the "Corporation") filed with the Securities and Exchange Commission (the "Commission") for the year ended December 31, 1996;

     (2) all other reports filed by the Corporation with the Commission pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the period covered by the Annual Report on Form 10-K referred to in (1) above.

     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     The securities registered hereby are shares of Common Stock, $5.00 par value, of the Corporation, to be issued under the United Technologies Corporation Employee Stock Option Plan (the "Plan").

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The financial statements incorporated by reference to the Annual Report on Form 10-K of the Corporation for the year ended December 31, 1996 have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The legality of the securities offered pursuant to this Registration Statement has been passed on by Richard M. Kaplan, Esq. Mr. Kaplan, Associate General Counsel of the Corporation, is a shareowner of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Pursuant to Section 102 of the General Corporation Law of Delaware, the Corporation has adopted a provision in its Certificate of Incorporation eliminating the personal liability of its directors for monetary damages to the Corporation and its stockholders for any breach of their fiduciary duties as directors of the Corporation, except for their liability due to (1) breach of loyalty to the Corporation, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) any transaction from which the director derived an improper personal benefit or (4) any payment of unlawful dividends or an unlawful stock repurchase or redemption.

      Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who is or was a party to any actual or threatened legal action, whether criminal, civil, administrative or investigative because of his or her service as an officer, director or agent of the corporation against expenses, judgments, fines and settlement payments reasonably and actually incurred by him or her in connection with such proceeding, if he acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful, except that, with respect to any legal action by or in the right of the corporation itself, an officer, director or agent of the corporation only is entitled to indemnification for expenses actually and reasonably incurred. Section 7.5 of the Corporation's Bylaws provides that the Corporation shall indemnify its officers, directors, employees, fiduciaries and agents (and their heirs and legal representatives) to the full extent permitted by Delaware law.


ITEM 8.  EXHIBITS

See Exhibit Index

ITEM 9.   UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, and State of Connecticut, on this 14th day of February, 1997.

                           UNITED TECHNOLOGIES CORPORATION


                           By s/Stephen F. Page, Executive Vice President

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities indicated on this 14th day of February, 1997.

      Signature                               Title

      s/ROBERT F. DANIELL*                    Chairman and Director

      s/GEORGE DAVID *                        President and Chief
                                              Executive
                                              Officer and Director

      s/STEPHEN F. PAGE                       Executive Vice
                                              President and
                                              Chief Financial Officer

      s/JAY L. HABERLAND                      Vice President -
                                              Controller

      s/HOWARD H. BAKER, JR.*                 Director

      s/ANTONIA HANDLER CHAYES*               Director

      s/ROBERT F. DEE*                        Director

      s/CHARLES W. DUNCAN, JR.*               Director

      s/PEHR G. GYLLENHAMMAR*                 Director

      s/GERALD D. HINES*                      Director

      s/CHARLES R. LEE*                       Director

      s/ROBERT H. MALOTT*                     Director

      s/FRANK P. POPOFF*                      Director

      s/H. A. WAGNER*                         Director

      s/JACQUELINE G. WEXLER*                 Director


* By s/WILLIAM H. TRACHSEL, AS ATTORNEY-IN-FACT
FOR THE DIRECTORS AND OFFICERS AFTER
WHOSE NAMES APPEARS AN ASTERISK

           EXHIBIT INDEX

                                                                Page
5          --Opinion of Counsel as to the legality of the
             securities to be registered.

24(a)      --Consent of Price Waterhouse LLP

24(b)      --The consent of counsel is contained in Exhibit 5.

25         --Powers of Attorney.